EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Stolt-Nielsen S.A. on Form S-8 of our reports dated May 26, 2004 (except for
Note 29, as to which the date is June 16, 2004) (which reports express unqualified opinions and include explanatory paragraphs relating to 1) the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications and 2) a change in method of accounting for goodwill and other intangible assets effective December 1,
2002) appearing in the Stolt-Nielsen S.A. Annual Report on Form 20-F and incorporated by reference in the Stolt-Nielsen S.A. Annual Report on Form 20-F/A for the year ended November 30, 2003.

/s/ Deloitte & Touche LLP

New York, New York

December 13, 2004